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                                                                     Exhibit 5.1



                            THOMPSON HINE & FLORY LLP
                           2000 Courthouse Plaza N.E.
                                 P. O. Box 8801
                              Dayton, OH 45401-8801

                                Attorneys at Law

                                                         (937) 443-6586



                                February 6, 1998


Omnicare, Inc.,
50 East Rivercenter Blvd.
Suite 1530
Covington, KY 41011

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"), pursuant to which certain securityholders of Omnicare, Inc., a Delaware corporation (the "Company"), may offer to sell (i) up to an aggregate of $345,000,000 principal amount of the Company's 5% Convertible Subordinated Debentures due 2007 (the "Debentures"), (ii) 8,712,121 shares of the Company's Common Stock, par value $1.00 per share, which are issuable upon the conversion of the Debentures, plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Debentures as a result of adjustments to the conversion price (the "Conversion Shares"), and (iii) 264,101 shares of the Company's Common Stock, par value $1.00 per share, which have been issued in certain transactions by the Company (the "Additional Shares"). Schedule A hereto lists the number of Additional Shares to be offered by each selling stockholder thereof pursuant to the Prospectus forming a part of the Registration Statement.

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Debentures and the Additional Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:



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                  1. The Company is a corporation duly organized, validly
         existing and in good standing under the laws of the State of Delaware.

                  2. The Additional Shares are duly authorized, validly issued, fully paid and nonassessable.

                  3. The Conversion Shares are duly authorized, and when issued in accordance with the Indenture dated as of December 10, 1997 by the Company to The First National Bank of Chicago, as trustee (the "Indenture"), the Conversion Shares will be validly issued, fully paid and nonassessable.

                  4. The Debentures are duly authorized, executed and issued by the Company and constitute valid and binding obligations of the Company.

         We are members of the bar of the State of Ohio and do not express any opinion herein other than with respect to the laws of the State of Ohio, the general corporate laws of the State of Delaware and the federal laws of the United States of America. This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent except as set forth below. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                     Very truly yours,


                                     /s/ Thompson Hine & Flory LLP


JMR:PCN




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                                                                      Schedule A
                                                                      ----------


                                                     Shares of Common Stock
         Selling Stockholder                           That May be Sold
         -------------------                         ----------------------

         Pharm-Corp of Maine                                  66,376

         Spectrum Care Pharmacy
           Limited Liability Company                          46,463

         Add-On Health Systems, Inc.                          57,738

         Konsult                                              61,535

         Konsult Data Systems Corporation                     15,384

         Ralph Kalies                                          2,737

         Michael J. Fiori                                     11,868